UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

BIOFRONTERA AG

(Exact Name of Registrant as Specified in Its Charter)

Federal Republic of Germany	Not Applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Hemmelrather Weg 201 D-51377 Leverkusen Germany Telephone: 011 49 214 876 00	D-51377
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
American Depositary Shares (“ADSs”), each representing two ordinary shares	The NASDAQ Stock Market LLC

Ordinary shares with no par value; €1.00 nominal value per share	The NASDAQ Stock Market LLC*

*	Not for trading, but only in connection with the listing of American Depositary Shares on The NASDAQ Stock Market LLC. Each ADS represents the right to receive two ordinary shares. The ADSs are being registered under the Securities Act of 1933, as amended, pursuant to a separate Registration Statement on Form F-6. Accordingly, the ADSs are exempt from the operation of Section 12(a) of the Securities and Exchange Act of 1934, as amended, pursuant to Rule 12a-8.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:

File No. 333-222546

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1: Description of Registrant’s Securities to be Registered

Biofrontera AG (the “Company”) hereby incorporates by reference (a) the description of its ordinary shares, no par value, contained under the heading “Description of Share Capital”, (b) the description of its American Depositary Shares, each representing two ordinary shares, contained under the heading “Description of American Depositary Shares”, and (c) the information set forth under the heading "Certain Material U.S. Federal Income and German Tax Considerations", in each case, in the Company’s Registration Statement on Form F-1 (File No. 333-222546), as originally filed with the Securities and Exchange Commission on January 12, 2018, including any form of prospectus contained therein pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description and prospectus are incorporated by reference herein.

Item 2: Exhibits

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are listed on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BIOFRONTERA AG

By:	/s/ Hermann Lübbert
Name:	Hermann Lübbert
Title:	Chief Executive Officer

By:	/s/ Thomas Schaffer
Name:	Thomas Schaffer
Title:	Chief Financial Officer

Date: February 12, 2018